Exhibit 10.3

Summer Infant, Inc.

Notice of Grant of Restricted Stock Award

This Notice of Grant of Restricted Stock Award evidences the grant by Summer Infant, Inc. (the “Company”), as of September 11, 2012, to you (the “Holder”) of the right to acquire that number of shares of the Company’s Common Stock set forth below (the “Award”).  The Award shall be subject to the terms and conditions set forth in this Notice.  The Award is not issued pursuant to the Company’s 2006 Performance Equity Plan (the “Plan”).  Nevertheless, this Award is subject to all of the terms and conditions as set forth herein and in the Plan, a copy of which is available to you on our Company intranet as described below.  Any capitalized term used in this Notice of Grant that is not defined has the meaning given to such term in the Plan.

Holder: Paul Francese

Grant Date: September 11, 2012

Vesting Commencement Date: September 11, 2012

Number of Shares Subject to Award:  20,000

Vesting Schedule: Subject to the terms hereof, the shares subject to this Award shall vest as follows:

Vesting Date	Percentage of Shares Vested
First Anniversary of Date of Grant	25%
Second Anniversary of Date of Grant	25%
Third Anniversary of Date of Grant	25%
Fourth Anniversary of Date of Grant	25%

Except as otherwise set forth herein or in the Plan, if Holder’s employment with the Company is terminated for any reason, any unvested shares subject to this Award shall be forfeited and the Holder shall have no further right to those unvested shares.

Additional Terms/Acknowledgements:  Holder acknowledges receipt of the Notice of Grant and further acknowledges that this Notice of Grant, the Plan, the Plan Summary and Prospectus, and the Insider Trading policy, copies of which are available to you on our Company intranet as described below, set forth the entire understanding between Holder and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on that subject with the exception of Awards previously granted and delivered to Holder.

Summer Infant, Inc.		Holder

By:	/s/ Mark Strozik	/s/ Paul Francese
Signature		Signature
Title:	Mark Strozik, VP / HR	Name:	Paul Francese
Date:	October 11, 2012	Address:

		Date:	10/15/12

The Plan, the Plan Summary and Prospectus which describes the Plan, and the Insider Trading Policy contain more detailed information about the Company, the Plan and its administration.  Please read the Plan and the Plan Summary and Prospectus carefully. These documents are available, free of charge, on our Company intranet at the bottom right hand corner of the home page in the section labeled “Equity Plan Materials”.  If you have any questions or prefer to receive a paper copy of these documents, please contact Mark Strozik, mstrozik@summerinfant.com, 401-671-6879.